EXHIBIT 12.0

                            APS HOLDING CORPORATION
                      (Operating as Debtor-In-Possession)

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                                 (in thousands)

                                                       Three months ended                    Six months ended
                                                            July 25,                             July 25,
                                                  --------------------------           --------------------------
                                                     1998             1997               1998              1997
                                                  --------          --------           --------          --------
Loss before
   interest expense and income taxes .........    $(19,636)         $ (6,400)          $(35,682)         $   (617)

Portion of operating rents deemed
   representative of an interest factor ......       1,932             2,263              3,913             4,491
                                                  --------          --------           --------          --------
Earnings (loss) before fixed charges .........    $(17,704)         $ (4,137)          $(31,769)         $  3,874
                                                  ========          ========           ========          ========
Interest expense .............................    $  5,813          $  7,747           $ 11,270          $ 15,064
Portion of operating rents deemed
   representative of an interest factor ......       1,932             2,263              3,913             4,491
                                                  --------          --------           --------          --------
Fixed charges ................................    $  7,745          $ 10,010           $ 15,183          $ 19,555
                                                  ========          ========           ========          ========
Earnings to fixed charges ....................        -- *              -- *               -- *              -- *
                                                  ========          ========           ========          ========

  * Earnings for the three months and six months ended July 25, 1998 and 1997 are not adequate to cover fixed charges. The coverage deficit for the three months and six months ended July 25, 1998 and 1997 was $25,449, $14,147, $46, 952 and $15,681, respectively.